QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
TICKETMASTER
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

TICKETMASTER
3701 Wilshire Boulevard Los Angeles, California 90010

        April 25, 2002

Dear Stockholder:

        You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Ticketmaster. It will be held on Wednesday, May 22, 2002 at 10:00 a.m., at the Radisson Wilshire Plaza Hotel, 3515 Wilshire Blvd., Los Angeles, California 90010.

        The matters on the agenda for the meeting are set forth in the attached Notice of Annual Meeting of Stockholders. In addition to the agenda items, there will be a report on operations and an opportunity for questions. We have also included the Annual Report for the 2001 fiscal year.

        We hope you can attend the meeting. Whether or not you can attend, it is important that you sign, date and return your proxy as soon as possible. If you decide to attend the meeting, you may vote in person if you desire, even if you previously mailed your proxy card. Your vote, regardless of the number of shares you own, is important. We urge you to indicate your approval by voting FOR the matters indicated in the Notice.

        On behalf of the Board of Directors, we thank you for your ongoing involvement and support.

                      Sincerely,

                      John Pleasants
                      President and Chief Executive Officer

TICKETMASTER
3701 Wilshire Boulevard
Los Angeles, California 90010

NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF TICKETMASTER:

        Notice is hereby given that the 2002 Annual Meeting of Stockholders (the "Annual Meeting") of Ticketmaster (the "Company") will be held on Wednesday, May 22, 2002, at 10:00 a.m., at the Radisson Wilshire Plaza Hotel, 3515 Wilshire Blvd., Los Angeles, California 90010 for the following purposes:

  1.
  To elect the Company's Board of Directors for the ensuing year to serve until the next Annual Meeting of Stockholders and thereafter until their respective successors are elected and have been qualified;

  2.
  To ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors for the Company and its subsidiaries for the year ending December 31, 2002; and

  3.
  To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

        The record date for purposes of determining stockholders entitled to receive notice of and to vote at the 2002 Annual Meeting is the close of business on April 5, 2002. Only stockholders of record as of that time are entitled to such notice and to vote at the Annual Meeting.

        All of the Company's stockholders are invited to attend the Annual Meeting. YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE PRE-ADDRESSED ENVELOPE PROVIDED WITH THIS NOTICE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON, EVEN THOUGH YOU SEND IN YOUR PROXY PRIOR TO THE MEETING.

                      By Order of the Board of Directors,

                      Bradley K. Serwin
                      Secretary

Los Angeles, California
April 25, 2002

TICKETMASTER

PROXY STATEMENT

2002 ANNUAL MEETING OF STOCKHOLDERS
MAY 22, 2002

        The Board of Directors of Ticketmaster (the "Company") is soliciting the enclosed Proxy for use at the 2002 Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on Wednesday, May 22, 2002, at 10:00 a.m., at the Radisson Wilshire Plaza Hotel, 3515 Wilshire Blvd., Los Angeles, California 90010. This Proxy Statement was initially sent to stockholders on or about April 25, 2002.

        Shares represented by a Proxy will be voted at the Annual Meeting as directed if it is properly executed and delivered. In the absence of instructions, shares represented by valid Proxies will be voted in accordance with the recommendations of the Board of Directors set forth herein. At any time prior to the voting, a Proxy may be revoked by written notice to the Secretary of the Company or by subsequently filing another properly executed Proxy. Any stockholder present at the meeting may vote in person even though the stockholder may have previously given a Proxy.

        The cost of solicitation of Proxies will be paid by the Company. In addition to solicitation of Proxies by use of the mail, directors, officers or employees of the Company may, without additional compensation, solicit Proxies personally, by telephone or by other appropriate means. The Company will request banks, brokerage firms and other custodians, nominees or fiduciaries holding shares of the common stock of the Company in their names for others to send proxy materials and annual reports to, and to obtain Proxies from, their principals, and the Company will reimburse them for the reasonable expenses incurred in doing so.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

Shares Outstanding and Entitled to Vote

        Voting rights are vested exclusively in holders of the Company's Class A Common Stock, par value $.01 per share, and Class B Common Stock, par value $.01 per share. As of the close of business on April 5, 2002, the record date, there were 42,754,100 shares of Class A Common Stock outstanding (excluding 42,480,143 shares which are outstanding but held by one of the Company's subsidiaries and are therefore non-voting) and 100,211,183 shares of Class B Common Stock outstanding (excluding 50,260,401 shares which are outstanding but held by one of the Company's subsidiaries and are therefore non-voting). The rights of the holders of Class A Common Stock and Class B Common Stock are substantially identical, except with respect to voting, conversion and transfer. Except as otherwise required by applicable law, each share of Class A Common Stock entitles its holder to 15 votes and each share of Class B Common Stock entitles its holder to one vote on all matters submitted to a vote or for the consent of stockholders. Each share of Class A Common Stock is convertible into one share of Class B Common Stock at the option of the holder thereof. In addition, each share of Class A Common Stock automatically converts into one share of Class B Common Stock upon the transfer of such share of Class A Common Stock, except if such transfer is made to a person that already owns shares of Class A Common Stock or if such transfer is made without consideration to an affiliate or partner of the holder, the estate of the holder, a parent corporation or wholly-owned subsidiary of the holder, or the spouse of the holder. Except as otherwise required by applicable law, the Class A Common Stock and the Class B Common Stock vote together as a single class on all matters submitted to a vote or for the consent of stockholders. The presence of a majority of the voting power of the Company, either represented in person or by proxy at the meeting, is necessary to constitute a quorum for purposes of conducting business at the Annual Meeting.

Vote Required

        Election of the director nominees to be elected at the Annual Meeting requires a plurality of the votes cast by the holders of the shares of Class A Common Stock and Class B Common Stock voting together as a single class for the eleven directors to be elected at the Annual Meeting. Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors require the affirmative vote of a majority of the total number of votes cast by the holders of the shares of Class A Common Stock and Class B Common Stock voting together as a single class.

Abstentions and Broker Non-Votes

        Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum for the transaction of business. With regard to the election of directors, votes may be cast in favor of or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on proposals other than the election of directors and will be counted as present for purposes of the item on which the abstention is noted. Therefore, such abstentions will have the effect of a negative vote. Under applicable Delaware law, broker non-votes are not counted for purposes of determining the votes cast on a proposal. To the Company's knowledge, no matters other than those described in this Proxy Statement will be presented at the meeting.

TICKETMASTER CLASS B COMMON STOCK

        The following table sets forth, as of March 15, 2002, certain information regarding the beneficial ownership of our Class B Common Stock by: (1) each person or entity who is known by us to own beneficially 5% or more of our outstanding Class B Common Stock; (2) each of our directors and director nominees; (3) each person who served as our Chief Executive Officer during fiscal year 2001; (4) each of the four other most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2001 whose total annual salary and bonus exceeded $100,000 during fiscal year 2001; (5) one former executive officer who would have been included in (4) above but for the fact that he was not serving as an executive officer at the end of fiscal year 2001; and (6) all of our directors, director nominees and executive officers as a group. The persons named in (3), (4) and (5) above are collectively referred to as the "Named Officers".

Name and Address of Beneficial Owner(1)	Beneficially Owned(2)	Percentage of Class(2)	Percentage of Total Voting Power(2)
USA Networks, Inc. 152 West 57th Street, 42nd Floor New York, NY 10019	95,782,544	67.56%	91.84%
Microsoft Corporation(3) One Microsoft Way Redmond, WA 98052	11,500,000	11.08%	1.52%
Terry Barnes	2,500	*	**
Richard Barton	—	—	—
Robert Davis	—	—	—
Barry Diller(4)	95,782,544	67.56%	91.84%
Victor Kaufman	—	—	—
Dara Khosrowshahi(5)	500	*	**
Bryan Lourd(6)	12,500	*	**
Jon Miller(7)	65,383	*	**
John Pleasants(8)	622,339	*	**
Michael Schrage(9)	6,250	*	**
Alan Spoon(10)	12,500	*	**
Daniel Goodman(11)	31,125	*	**
Daniel Marriott(12)	559,291	*	**
Thomas McInerney(13)	297,892	*	**
Brad Serwin(14)	94,161	*	**
All executive officers and directors as a group (15 persons)(15)	97,486,985	67.95%	91.86%

*
Less than 1% of the outstanding Class B common stock.

**
Less than 1% of the total voting power of the outstanding Class B common stock.

(1)
The address of Messrs. Diller, Kaufman, Khosrowshahi, Marriott and Miller is: c/o USA Networks, Inc., 152 West 57th Street, 42nd Floor, New York, NY 10019. Except as otherwise indicated, the address of each of the other named individuals is: c/o Ticketmaster, 3701 Wilshire Boulevard, Los Angeles, CA 90010.

(2)
Pursuant to the Company's Restated Certificate of Incorporation, shares of Class A common stock are convertible at any time into an equal number of shares of Class B common stock. The percentage of shares beneficially owned is based upon 99,289,116 shares of Class B Common Stock outstanding as of March 15, 2002 (which excludes shares held by Ticketmaster Corporation, the Company's subsidiary) and assumes the conversion of all shares of Class A Common Stock beneficially owned by the listed person, but not the conversion of Class A Common Stock owned by any other person. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Amounts shown in the above table and the following notes include shares issuable upon exercise of stock options to purchase shares of Class A Common Stock and Class B Common Stock which are exercisable within 60 days of March 15, 2002. To calculate percentage of total voting power, each share of Class A Common Stock is multiplied by 15 (the amount of votes to which each share is entitled under the Company's Certificate of Incorporation).

(3)
Includes warrants to purchase 4,500,000 shares of Class B Common Stock which are exercisable by Microsoft Corporation.

(4)
Includes 42,480,143 shares of Class A Common Stock and 53,302,401 shares of Class B Common Stock which are owned by USA Networks, Inc. Mr. Diller disclaims beneficial ownership of such shares.

(5)
Includes no shares of Class A Common Stock. Includes 500 shares issuable upon exercise of stock options to purchase shares of Class B Common Stock.

(6)
Includes no shares of Class A Common Stock. Includes 12,500 shares issuable upon exercise of stock options to purchase shares of Class B Common Stock.

(7)
Includes no shares of Class A Common Stock. Includes 65,383 shares issuable upon exercise of stock options to purchase shares of Class B Common Stock.

(8)
Includes no shares of Class A Common Stock. Includes options to purchase 6,043 shares of Class A Common Stock and options to purchase 591,296 shares of Class B Common Stock and the unrestricted right to purchase 25,000 shares of Class B Common Stock at $.01 per share.

(9)
Includes no shares of Class A Common Stock. Includes 6,250 shares issuable upon exercise of stock options to purchase shares of Class B Common Stock.

(10)
Includes no shares of Class A Common Stock. Includes 12,500 shares issuable upon exercise of stock options to purchase shares of Class B Common Stock.

(11)
Includes no shares of Class A Common Stock. Includes 500 shares of Class B Common Stock and 30,625 shares issuable upon exercise of stock options to purchase shares of Class B Common Stock.

(12)
Includes no shares of Class A Common Stock. Includes options to purchase 10,106 shares of Class A Common Stock and 521,312 shares of Class B Common Stock and the unrestricted right to purchase 10,000 shares of Class B Common Stock at $.01 per share. Includes 1,042 shares of Class B Common Stock owned by Mr. Marriott's spouse and options to purchase 104 shares of

  Class A Common Stock and 16,727 shares of Class B Common Stock held by Mr. Marriott's spouse. Mr. Marriott disclaims beneficial ownership of all shares, and shares subject to options, held by his spouse.

(13)
Includes no shares of Class A Common Stock. Includes 500 shares over which Mr. McInerney holds shared dispositive power and options to purchase 297,392 shares of Class B Common Stock.

(14)
Includes no shares of Class A Common Stock. Includes 94,161 shares issuable upon exercise of stock options to purchase shares of Class B Common Stock.

(15)
See notes (2) and (4) through (14).

TICKETMASTER CLASS A COMMON STOCK

        The following table sets forth, as of March 15, 2002, certain information relating to the beneficial ownership of our Class A Common Stock by (1) each person or entity who is known by us to beneficially own 5% or more of our outstanding Class A Common Stock; (2) each of our directors and director nominees; (3) each of our Named Officers; and (4) all of our directors, executive officers and director nominees as a group.

Name and Address of Beneficial Owner(1)	Beneficially Owned(2)	Percentage of Class(2)
USA Networks, Inc. 152 West 57th Street, 42nd Floor New York, NY 10019	42,480,143	97.64%
Terry Barnes	—	—
Richard Barton	—	—
Robert Davis	—	—
Barry Diller(3)	42,480,143	97.64%
Victor Kaufman	—	—
Dara Khosrowshahi	—	—
Bryan Lourd	—	—
Jon Miller	—	—
John Pleasants(4)	6,043	*
Michael Schrage	—	—
Alan Spoon	—	—
Daniel Goodman	—	—
Daniel Marriott(5)	10,210	*
Thomas McInerney	—	—
Brad Serwin	—	—
All executive officers and directors as a group (15 persons)(6)	42,496,396	97.68%

*
Less than 1% of the outstanding Class A common stock.

(1)
The address of Messrs. Diller, Kaufman, Khosrowshahi, Marriott and Miller is: c/o USA Networks, Inc., 152 West 57th Street, 42nd Floor, New York, NY 10019. Except as otherwise indicated, the address of each of the other named individuals is: c/o Ticketmaster, 3701 Wilshire Boulevard, Los Angeles, CA 90010.

(2)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Class A common stock shown as beneficially owned by them. Percentage of class is based on 43,505,833 shares of Class A Common Stock outstanding as of March 15, 2002 (which excludes shares of Class A common stock held by Ticketmaster Corporation, the Company's wholly-owned subsidiary). Amounts shown in the above table and the following notes include shares issuable upon exercise of stock options to purchase shares of Class A Common Stock which are exercisable within 60 days of March 15, 2002. Shares of Class A Common Stock can be converted at any time into an equal number of shares of Class B Common Stock.

(3)
Includes 42,480,143 shares of Class A Common Stock owned by USA Networks, Inc., as to which Mr. Diller disclaims beneficial ownership.

(4)
Includes 6,043 shares issuable upon exercise of stock options to purchase shares of Class A Common Stock which are exercisable by Mr. Pleasants within 60 days of March 15, 2002.

(5)
Includes 10,106 shares issuable upon exercise of stock options to purchase shares of Class A Common Stock which are exercisable by Mr. Marriott within 60 days of March 15, 2002. Includes options to purchase 104 shares of Class A Common Stock held and exercisable by Mr. Marriott's spouse within 60 days of March 15, 2002, as to which Mr. Marriott disclaims beneficial ownership.

(6)
See notes (3) through (5).

USA COMMON STOCK

        The following table sets forth, as of March 15, 2002, information relating to the beneficial ownership of the common stock of USA Networks, Inc. ("USA") by (1) each of our directors and director nominees, (2) each of our Named Officers and (3) all of our executive officers, directors and director nominees as a group. For each listed person, the number of shares of USA common stock and percent of such common stock listed assumes the conversion of any shares of USA Class B common stock owned by such person, but does not assume the conversion of USA Class B common stock owned by any other person. Shares of USA Class B common stock may at the option of the holder be converted on a one-for-one basis into shares of USA common stock. Under the rules of the Securities and Exchange Commission, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be the beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which that person has no economic interest. For each listed person, the number of shares and percent of class listed includes shares of USA common stock that may be acquired by such person through the exercise of stock options that are or will be exercisable within 60 days of March 15, 2002.

        The percentage of votes for all classes of USA common stock is based on one vote for each share of USA common stock and ten votes for each share of USA Class B common stock. These figures do not include any unissued shares of USA common stock or USA Class B common stock issuable upon conversion of Liberty Media Corporation's ("Liberty") Home Shopping Network, Inc. ("Holdco") and USANi LLC shares beneficially owned by Liberty or Vivendi Universal S.A. ("Vivendi Universal").

Name and Address of Beneficial Owner(1)	Beneficially Owned	Percentage Of Class	Percentage of Total Voting Power
Terry Barnes(2)	140,753	*	**
Richard Barton	—	—	—
Robert Davis	—	—	—
Barry Diller(3)	155,461,036	34.4%	70.8%
Victor Kaufman(4)	1,045,000	*	**
Dara Khosrowshahi(5)	359,426	*	**
Bryan Lourd	—	—	—
Jon Miller(6)	196,250	*	**
John Pleasants(7)	107,500	*	**
Michael Schrage	—	—	—
Alan Spoon	—	—	—
Daniel Goodman(8)	45,000	*	**
Daniel Marriott(9)	90,500	*	**
Thomas McInerney(10)	7,500	*	**
Brad Serwin(11)	1,000	*	**
All executive officers and directors as a group (15 persons)(11)	157,453,965	34.7%	71.1%

*
Less than 1% of the outstanding USA common stock.

**
Less than 1% of the total voting power of the USA common stock and the Class B common stock of USA, par value $.01 per share.

(1)
The address of Messrs. Diller, Kaufman, Khosrowshahi, Marriott and Miller is: c/o USA, Inc., 152 West 57th Street, 42nd Floor, New York, NY 10019. Except as otherwise indicated, the address of each of the other named individuals is: c/o Ticketmaster, 3701 Wilshire Boulevard, Los Angeles, CA 90010.

(2)
Consists of 26,998 shares of USA common stock, 33,333 shares of USA restricted stock and options to purchase 80,000 shares of USA common stock granted under USA's stock option plans, as well as 422 shares of USA common stock held by Mr. Barnes' spouse as to which he disclaims beneficial ownership.

(3)
Consists of 2,043,805 shares of USA common stock owned by Mr. Diller, options to purchase 47,120,888 shares of USA common stock granted under USA's stock option plans, 242,801 shares of USA common stock held by a private foundation as to which Mr. Diller disclaims beneficial ownership, 44 shares of USA common stock held collectively by the BDTV Entities (as defined below) and 8,000,000, 31,236,444, 8,010,364 and 1,600,000 shares of USA Class B common stock held by BDTV INC., BDTV II INC., BDTV III INC. and BDTV IV INC. (collectively, the "BDTV Entities,"), respectively, 24,838,738 shares of USA common stock and 756,644 shares of USA Class B common stock which are held by Liberty and 18,181,308 shares of USA common stock and 13,430,000 shares of USA Class B common stock which are held by Universal Studios, Inc. ("Universal"), and otherwise beneficially owned by Vivendi Universal, as to which Mr. Diller has general voting authority under a stockholders agreement. Excludes options to purchase 13,332 shares of USA common stock held by Ms. Diane Von Furstenberg, as to which Mr. Diller disclaims beneficial ownership.

(4)
Consists of 45,000 shares of USA restricted stock and options to purchase 1,000,000 shares of USA common stock granted under USA's stock option plans.

(5)
Consists of 23,593 shares of USA common stock, 45,000 shares of USA restricted stock and options to purchase 290,833 shares of USA common stock granted under USA's stock option plans.

(6)
Consists of 20,000 shares of USA restricted stock and options to purchase 176,250 shares of USA common stock granted under USA's stock option plans.

(7)
Consists of options to purchase 107,500 shares of USA common stock granted under USA's stock option plans.

(8)
Consists of options to purchase 45,000 shares of USA common stock granted under USA's stock option plans.

(9)
Consists of 3,000 shares of USA restricted stock and options to purchase 87,500 shares of USA common stock granted under USA's stock option plans.

(10)
Consists of options to purchase 7,500 shares of USA common stock granted under USA's stock option plans.

(11)
Consists of 1,000 shares of USA restricted stock granted under USA's stock option plans.

(12)
See Notes (2)-(11).

USA CLASS B COMMON STOCK

        The following table sets forth, as of March 15, 2002, information relating to the beneficial ownership of USA Class B common stock by (1) each of our directors and director nominees, (2) each of our Named Officers and (3) all of our executive officers, directors and director nominees as a group.

Name and Address of Beneficial Owner(1)	Percentage of Class	Beneficially Owned(2)
Barry Diller(3)	100%	63,033,452
Terry Barnes	—	—
Richard Barton	—	—
Robert Davis	—	—
Victor Kaufman	—	—
Dara Khosrowshahi	—	—
Bryan Lourd	—	—
Jon Miller	—	—
John Pleasants	—	—
Michael Schrage	—	—
Alan Spoon	—	—
Daniel Goodman	—	—
Daniel Marriott	—	—
Thomas McInerney	—	—
Brad Serwin	—	—
All executive officers, directors and director nominees as a group (15 persons)	100%	63,033,452

(1)
The address of Messrs. Diller, Kaufman, Khosrowshahi, Marriott and Miller is: c /o USA Networks, Inc., 152 West 57th Street, 42nd Floor, New York, NY 10019. Except as otherwise indicated, the address of each of the other named individuals is: c/o Ticketmaster, 3701 Wilshire Boulevard, Los Angeles, CA 90010.

(2)
All or any portion of shares of USA Networks Class B common stock may be converted at any time into an equal number of shares of USA Networks common stock.

(3)
These figures do not include any unissued shares of common stock or Class B common stock issuable upon conversion of Liberty's Holdco shares and USANi LLC shares beneficially owned by Liberty or Vivendi Universal. Liberty holds 756,644 shares of USA Class B common stock, the BDTV Entities hold 48,846,808 shares of USA Class B common stock, respectively, and Vivendi Universal holds 13,430,000 shares of USA Class B common stock. Mr. Diller owns all of the voting stock of the BDTV Entities and Liberty owns all of the non-voting stock, which non-voting stock represents in excess of 99% of the equity of the BDTV Entities. Mr. Diller generally has the right to vote all of the shares of USA Class B common stock held by Liberty, the BDTV Entities and Universal pursuant to a stockholders agreement among Liberty, Universal, Vivendi Universal (as the successor to The Seagram Company Ltd.), the parent of Universal, USA and Mr. Diller.

DIRECTORS

        The following table sets forth certain pertinent information regarding the individuals who have been nominated by the Board of Directors to serve as directors of the Company. All of the individuals listed are currently directors of the Company.

NAME	AGE	CAPACITY
Terry Barnes	50	Co-Chairman and Director
Richard Barton	34	Director
Robert Davis	45	Director
Barry Diller	60	Co-Chairman and Director
Victor Kaufman	58	Director
Dara Khosrowshahi	32	Director
Bryan Lourd(1)(2)	41	Director
Jon Miller	45	Director
John Pleasants	36	President, Chief Executive Officer and Director
Michael Schrage(1)(2)	43	Director
Alan Spoon(2)	50	Director

(1)
Member of the Compensation Committee

(2)
Member of the Audit Committee

        Mr. Barnes has served as Co-Chairman of the Board of Directors of Ticketmaster since January 31, 2001 and as a director since September 1998. He served as the President and Chief Executive Officer of Ticketmaster Corporation from June 1998 until January 2001. From September 1995 until June 1998, Mr. Barnes was the President and Chief Operating Officer of TM Ticketing Co. From January 1991 until September 1995, Mr. Barnes was Vice President and General Manager of numerous subsidiaries of Ticketmaster Corporation in the Midwest.

        Mr. Barton has served as a director of Ticketmaster since December 2001. Mr. Barton founded Expedia, Inc., a leading provider of travel planning services, in 1994 and has served as its President and Chief Executive Officer since September 1999. Prior to this, he worked for Microsoft Corporation from 1991to 1994 in various product management roles involving Windows and MS-DOS. Prior to joining Microsoft in 1991, he worked as a strategy consultant for Alliance Consulting Group. Mr. Barton received a B.S. in industrial engineering from Stanford University. Mr. Barton also serves as a director of Expedia, Inc.

        Mr. Davis has served as a director of Ticketmaster since July 2001. Mr. Davis also serves as a partner of Highland Capital Partners, an investment firm focusing on early-stage investments in the software, communications and life sciences markets. Previously, he served as chief executive officer of Terra Lycos, a leading Internet portal, from the combination of Terra Networks, S.A. and Lycos, Inc. in October 2000 to February 2001. Prior to the combination of Terra Networks, S.A. and Lycos, Inc. in October 2000, Mr. Davis served as President and Chief Executive Officer of Lycos, Inc., since its inception in June 1995. From January 1993 to June 1995, Mr. Davis served as Vice President of Sales at Cambex Corporation, a manufacturer of computer-related products. From January 1982 to January 1993, Mr. Davis was employed by Wang Laboratories, a computer manufacturer, in various sales and marketing positions, including Director of United States Commercial Sales and Marketing and Director of Worldwide Marketing. Mr. Davis holds a bachelor of science degree, summa cum laude, from Northeastern University and an MBA, with high distinction, from Babson College. He also received an honorary doctor of commercial sciences from Bentley College in May 1999, and an honorary doctorate from Northeastern University in June 2000. Mr. Davis also serves as vice chairman of the board of directors of Terra Lycos.

        Mr. Diller has served as Co-Chairman of the Board of Directors of Ticketmaster since January 31, 2001 and as a director since December 1997. Mr. Diller has been a director and Chairman of the Board and Chief Executive Officer of USA (or its predecessors) since August 1995. He was Chairman of the Board and Chief Executive Officer of QVC, Inc., from December 1992 through December 1994. From 1984 to 1992, Mr. Diller served as the Chairman of the Board and Chief Executive Officer of Fox, Inc. Prior to joining Fox, Inc., Mr. Diller served for ten years as Chairman of the Board and Chief Executive Officer of Paramount Pictures Corporation. He currently serves as a director of The Washington Post Company, Expedia, Inc. and The Coca-Cola Company. He also serves on the Board of the Museum of Television and Radio, the New York Public Library, Conservation International and 13/WNET. In addition, Mr. Diller is a member of the Board of Councilors for the University of Southern California's School of Cinema-Television, the New York University Board of Trustees, the Tisch School of the Arts Dean's Council and the Executive Board for the Medical Sciences of the University of California, Los Angeles.

        Mr. Kaufman has served as a director of Ticketmaster since September 1998. Mr. Kaufman has also served as a director of USA since December 1996 and has been Vice Chairman of USA since October 1999. Previously, Mr. Kaufman served in the Office of the Chairman for USA since January 1997 and as Chief Financial Officer of USA since November 1, 1997. Prior to that time, he served as Chairman and Chief Executive Officer of Savoy Pictures Entertainment, Inc. from March 1992 through December 1996 and as a director of Savoy from February 1992 through December 1996. Mr. Kaufman was the founding Chairman and Chief Executive Officer of Tri-Star Pictures, Inc. from 1983 until December 1987, at which time he became President and Chief Executive Officer of Tri-Star's successor company, Columbia Pictures Entertainment, Inc. He resigned from these positions at the end of 1989 following the acquisition of Columbia by Sony USA, Inc. Mr. Kaufman joined Columbia in 1974 and served in a variety of senior positions at Columbia and its affiliates prior to the founding of Tri-Star. He also serves as a director of Hotel Reservations Network, Inc. and Expedia, Inc.

        Mr. Khosrowshahi has served as a director of Ticketmaster since December 2001. Mr. Khosrowshahi previously served as a director of Ticketmaster from October 1999 to September 2000. Mr. Khosrowshahi has been Executive Vice President and Chief Financial Officer of USA since January 2002 and had previously been Executive Vice President, Operations and Strategic Planning of USA since July 2000. From August 1999 to July 2000, Mr. Khosrowshahi served as President, USA Networks Interactive, a division of USA. Mr. Khosrowshahi joined USA in 1998 as Vice President of Strategic Planning for USA, and was later promoted to Senior Vice President in May 1999. Prior to joining USA, Mr. Khosrowshahi worked at Allen & Company Incorporated from 1991 to 1998 where he served as Vice President from 1995 to 1998. He also serves as a director of Hotel Reservations Network, Inc., Expedia, Inc. and ARTISTDirect Inc.

        Mr. Lourd has served as a director of Ticketmaster since May 2000. Mr. Lourd has served as Managing Partner of Creative Artists Agency ("CAA"), a literary and talent agency based in Los Angeles, California, since October 1995. From August 1995 until October 1995, Mr. Lourd was head of the Motion Picture Talent Department of CAA. He attended Cambridge University, George Washington University and the University of Southern California. He received his BA degree in Journalism and International Relations in 1983.

        Mr. Miller has served as a director of Ticketmaster since June 2000. Mr. Miller is also the President and Chief Executive Officer of USA Information and Services ("USAIS"), one of three operating units within USA. Prior to his role with USAIS, Mr. Miller served as President and Chief Executive Officer of USA Electronic Commerce Solutions, since October 1999. Previously, Mr. Miller also served as President and Chief Executive Officer of USA Broadcasting. Before joining USA Broadcasting in July of 1997, Mr. Miller served as the Managing Director of Nickelodeon International. Mr. Miller joined Nickelodeon as the Chief Executive Officer/Managing Director of Nick UK in 1993.

He also served as Chief Executive of Paramount's first branded international channel, launching the Paramount Comedy Channel in London, UK. Before joining Viacom (Paramount), Mr. Miller was Vice President, Programming, NBA Properties and Co-General Manager of NBA Entertainment at the National Basketball Association from 1988 to 1993. Before joining NBA Entertainment, Mr. Miller was Director of Programming at WGBH-TV/PBS in Boston. Mr. Miller also serves as a director of Styleclick, Inc., Hotel Reservations Network, Inc. and Expedia, Inc.

        Mr. Pleasants has served as President of Ticketmaster since January 2000 and as its Chief Executive Officer and a director since May 2000. Prior to such position, Mr. Pleasants served as President-Ticketing and Transactions from May 1999 to December 1999, Executive Vice President-New Markets from November 1998 to April 1999 and General Manager-New Markets from November 1996 to November 1998. From September 1993 to November 1996, Mr. Pleasants served as Product Manager for PepsiCo's Frito-Lay division. From May 1988 to August 1991, he worked as a Plant Manager and sales and marketing executive at Hygiene Industries, a textile manufacturer. Mr. Pleasants holds a M.B.A. from Harvard Business School. Mr. Pleasants also serves as a director of Expedia, Inc.

        Mr. Schrage has served as a director of Ticketmaster since March 2001. Mr. Schrage has served as a co-director of the MIT Media Lab's eMarkets Initiative since 1999 and has held various research appointments at MIT since receiving a fellowship from the MIT Media Lab in 1988. Mr. Schrage was also a columnist for the Los Angeles Times from 1989 until 1995 and the technology correspondent for the Washington Post from 1983 until 1987. Mr. Schrage is currently a columnist for Fortune Magazine. He received his BA in Economics from the University of Illinois with a concentration in Computer Science. Mr. Schrage serves on the editorial board of the Sloan Management Review, as executive director of the Merrill Lynch Forum's Innovation Grants Competition, and on the advisory boards of Flooz.com, Gizmos, Magnifi and Eroom Technologies.

        Mr. Spoon has served as a director of Ticketmaster since December 1997. Since May 2000, Mr. Spoon has been managing general partner at Polaris Venture Partners. Mr. Spoon was Chief Operating Officer and a director of The Washington Post Company from May 1991 through March 2000 and served as President from September 1993 through March 2000. Prior to that, Mr. Spoon held a wide variety of positions at The Washington Post Company, including President of Newsweek from September 1989 to May 1991. He is also a director of American Management Systems, Inc., Human Genome Sciences, Inc. and Danaher Corporation.

        The members of the Board of Directors are generally not compensated for their services to Ticketmaster other than for reimbursement of their expenses incurred in connection with such services. Independent directors receive automatic stock option grants with fair market exercise prices pursuant to the provisions of the Company's 1999 Stock Plan in the amount of 25,000 shares effective upon first election to the Board and in the amount of 20,000 annually upon reelection to the Board. In addition, members of the Board who served on the Special Committee that reviewed the terms of the combination of Ticketmaster Group, Inc. and Ticketmaster, which at the time was known as Ticketmaster Online-Citysearch, Inc., received a stipend of $15,000 each in recognition of their efforts.

        During fiscal year 2001, each of Mr. Lourd and Mr. Spoon received a grant of 10,000 stock options (Class B shares) under the Company's 1999 Stock Plan and each of Mr. Davis and Mr. Schrage received a grant of 25,000 stock options (Class B shares) under the Company's 1999 Stock Plan. Also in 2001, Mr. Miller received grants of 50,000 and 25,000 stock options (Class B shares) under the Company's 1999 Stock Plan and 1998 Stock Plan, respectively, for reasons other than his position as director. All of the grants vest ratably over the course of four years (except for the 25,000 stock options granted to Mr. Miller which vest ratably over 3 1/2 years) and remain effective for 10 years from the date of the grant unless the Director ceases to be a Director and/or employee of the Company before the expiration date of the options.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

        Meetings.    During fiscal year 2001, the Board of Directors met in regular or special sessions four times. The Audit Committee met six times and the Compensation Committee met four times. The number of meetings includes telephonic meetings and does not include actions taken by unanimous written consent of the members of the Board of Directors or the Committees. Each of the Company's directors who has been nominated for re-election attended at least 75% of the meetings of the Board of Directors (held during the period for which he has been a director) and the meetings of the Committees of which he is a member (held during the period for which he has been a member).

        Standing Committees.    The Board of Directors has a Compensation Committee, comprised of Messrs. Lourd (Chairman) and Schrage. The Compensation Committee makes recommendations to the Board of Directors concerning salaries and incentive compensation for the Company's officers and employees, including equity compensation. In addition, the Board of Directors has an Audit Committee, comprised of Messrs. Spoon (Chairman), Lourd and Schrage, with Mr. Dara Khosrowshahi, who serves as Executive Vice President and Chief Financial Officer for USA, as an observer, that reviews and monitors corporate financial reporting and audits of the Company, as well as any other accounting related matters. The Audit Committee's charter was adopted by the Company's Board of Directors in June 2000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than 10% of any equity security of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish copies of these reports to the Company. Based solely on a review of the copies of the forms that the Company received, the Company believes that all forms were filed on a timely basis.

EXECUTIVE OFFICERS

        The following table sets forth certain information regarding the executive officers of the Company.

NAME	AGE	POSITION
Terry Barnes	50	Co-Chairman
John Pleasants	36	President and Chief Executive Officer
Thomas McInerney	37	Chief Financial Officer and Executive Vice President
Brad Serwin	41	Acting General Counsel, Vice President and Corporate Secretary

        Mr. Barnes' experience is described under the heading "Directors," above.

        Mr. Pleasants' experience is described under the heading "Directors," above.

        Mr. McInerney has served as Chief Financial Officer and Executive Vice President of Ticketmaster since May 1999 when he joined the Company. Prior to joining Ticketmaster, Mr. McInerney was an investment banker with Morgan Stanley Dean Witter for eleven years, most recently as a Principal. Mr. McInerney holds a B.A. from Yale University and a M.B.A. from Harvard Business School.

        Mr. Serwin has served as Acting General Counsel, Vice President and Secretary of Ticketmaster since November 2001, and served as Deputy General Counsel, Vice President and Secretary from January 2001 following the combination with Ticketmaster Group, Inc. until November 2001 and as General Counsel, Vice President and Secretary from June 1999, when he joined the Company, until January 2001. From March 1995 to May 1999, Mr. Serwin served as General Counsel, Senior Vice President and Secretary of PAULA Financial, an insurance holding company. Prior to joining PAULA Financial, Mr. Serwin practiced law for nine years with Gibson, Dunn & Crutcher LLP, where he specialized in transactional and securities law matters. Mr. Serwin received his J.D. from the Harvard Law School in 1986.

SUMMARY COMPENSATION TABLE

        The following table sets forth certain summary information concerning the compensation awarded to or earned by, or paid for services rendered by, the Named Officers during the three fiscal years ended December 31, 2001. The table includes restricted stock and options granted to the Named Officers by Ticketmaster to purchase Ticketmaster's Class B Common Stock and restricted stock and options granted to the Named Officers by USA to purchase USA's common stock.

						Long-Term Compensation
			Annual Compensation			Ticketmaster Restricted Stock Award(s) ($)		USA Restricted Stock Award(s) ($)(2)		Securities Underlying Ticketmaster Options (#)	Securities Underlying USA Options (#)(2)
Name	Principal Position(s)	Fiscal Year	Salary ($)	Bonus ($)(1)
Terry Barnes(3)	Co-Chairman	2001 2000 1999	600,000 600,000 600,000	250,000 600,000 500,000	(4)	— — —		— — 1,398,450	(5)	383,000 — —	100,000 15,000 100,000
Daniel Goodman(6)	Executive Vice President and General Counsel	2001 2000 1999	350,000 350,000 242,038	50,000 150,000 150,000	(4)	— — —		— — —		73,000 — —	— — 15,000
Daniel Marriott(7)	Executive Vice President, Corporate Strategy And Development	2001 2000 1999	245,833 200,000 148,333	50,000 — —		— — 1,537,200	(9)	64,380 — —	(8)	130,000 — 650,000	70,000 175,000 —
Thomas McInerney	Chief Financial Officer and Executive Vice President	2001 2000 1999	291,667 183,333 98,180	65,000 — —		— — —		— — —		130,000 75,000 330,000	70,000 15,000 —
John Pleasants	President and Chief Executive Officer	2001 2000 1999	387,500 250,000 161,667	157,000 — —		— — 4,803,750	(9)	— — —		265,000 — 700,000	100,000 215,000 —
Brad Serwin	Acting General Counsel, Vice President and Secretary	2001 2000 1999	225,000 163,333 82,407	75,000 17,500 —		— — —		27,980 — —	(10)	17,500 50,000 99,000	25,000 — —

(1)
The Company typically pays executive bonuses in the first quarter of the year following the year to which such bonuses relate. In the past, the Company has disclosed bonuses in the year in which they were paid, rather than the year to which they relate. The Company has decided to change this practice and the bonuses in this table are disclosed in the year to which they relate, rather than in the year in which they were paid. Mr. Serwin's bonus for 2000 was paid in 2000 and therefore the disclosure in this table for such bonus is the same as such disclosure in the Company's Proxy Statement for its 2001 Annual Meeting.

(2)
USA restricted stock and options to purchase shares of USA stock are awarded by USA in its sole discretion and without input from the Company's compensation committee. Since January 31, 2001, following the combination with Ticketmaster Group, Inc., the Company has not recognized compensation expense in connection with such awards. USA restricted stock and options to purchase shares of USA stock granted by USA prior to February 10, 2000 have been adjusted, to the extent applicable, for the two-for-one stock split that became effective for holders of record of USA common stock as of the close of business on February 10, 2000.

(3)
Mr. Barnes has served as Co-Chairman of the Board of Directors of the Company since January 31, 2001. Compensation for prior periods reflects Mr. Barnes' compensation from USA and Tickmaster Corporation as an executive officer of Ticketmaster Corporation.

(4)
Of this amount, Messrs. Barnes and Goodman elected to defer $150,000 and $52,500, respectively, under USA's 2000 Bonus Stock Purchase Program. Under the 2000 Bonus Stock Purchase Program, in lieu of receiving a cash payment for the entire amount of their 2000 bonuses, such employees had a right to elect to purchase shares of USA common stock with up to 50% of the value of their 2000 bonus payments. Employees were entitled to purchase these shares at a 20% discount to the then current market value of USA common stock, as determined in accordance with terms of the program.

(5)
The dollar amount of this restricted stock award is calculated based on the $27.969 closing price per share of USA's common stock on December 20, 1999, the date on which this restricted stock award was granted. As of December 31, 2001, Mr. Barnes held 33,333 shares of restricted stock granted pursuant to this restricted stock award. The value of these shares as of December 31, 2001 was $910,324, based on the $27.31 closing price per share of USA's common stock on December 31, 2001.

(6)
Mr. Goodman served as the Company's Executive Vice President and General Counsel from January 31, 2001 until December 2001. Compensation for prior periods reflects Mr. Goodman's compensation from USA and Ticketmaster Corporation as an executive officer of Ticketmaster Corporation.

(7)
Mr. Marriott served as the Company's Executive Vice President, Corporate Strategy and Development, until February 2002, and in March 2002 became an officer of USA, where he serves as Senior Vice President, Strategic Planning.

(8)
The dollar amount of this restricted stock award is calculated based on the $21.46 closing price per share of USA's common stock on April 16, 2001, the date on which this restricted stock award was granted. As of December 31, 2001, Mr. Marriott held 3,000 shares of restricted stock granted pursuant to this restricted stock award. The value of these shares as of December 31, 2001 was $81,930, based on the $27.31 closing price per share of USA's common stock on December 31, 2001.

(9)
The dollar amounts of these restricted stock awards are calculated based on the $38.4375 closing price per share of Ticketmaster's Class B Common Stock on December 31, 1999, the date on which these restricted stock awards were granted. As of December 31, 2001, Messrs. Pleasants and Marriott held 75,000 and 20,000 shares of restricted stock, respectively, granted pursuant to this restricted stock award. The value of these shares as of December 31, 2001 was $1,229,250 and $327,800, respectively, based on the $16.39 closing price per share of Ticketmaster's Class B Common Stock on December 31, 2001.

(10)
The dollar amount of this restricted stock award is calculated based on the $27.98 closing price per share of USA's common stock on July 26, 2001, the date on which this restricted stock award was granted. As of December 31, 2001, Mr. Serwin held 1,000 shares of restricted stock granted pursuant to this restricted stock award. The value of these shares as of December 31, 2001 was $27,310, based on the $27.31 closing price per share of USA's common stock on December 31, 2001.

OPTION GRANTS

        The following table sets forth certain information regarding option grants to the Named Officers during the year ended December 31, 2001. The table includes options granted to the Named Officers by Ticketmaster to purchase Ticketmaster's Class B Common Stock and options granted to the Named Officers by USA to purchase USA's common stock.

		Type of Shares — Ticketmaster's Class B Common Stock ("TM") or USA's common stock ("USA")				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(3)
	Individual Grants Number of Common Shares Underlying Options Granted (Shares)		Percentage of Total Options Granted to TM Employees In Fiscal Year(1)
Name				Exercise or Base Price ($/Share)(2)	Expiration Date
						5%	10%
Terry Barnes	250,000	TM	5.2%	9.62	2/21/11	$1,512,500	$3,832,500
	133,000	TM	2.8%	14.49	5/15/11	$1,211,630	$3,070,970
	100,000	USA	17.4%	23.82	12/16/11	$1,498,000	$3,796,000
Daniel Goodman	40,000	TM	0.8%	9.62	2/21/11	$242,000	$613,200
	33,000	TM	0.7%	14.49	5/15/11	$300,360	$761,970
Daniel Marriott	100,000	TM	2.1%	9.62	2/21/11	$605,000	$1,533,000
	30,000	TM	0.6%	14.49	5/15/11	$273,300	$692,700
	70,000	USA	12.2%	23.82	12/16/11	$1,048,600	$2,657,200
Thomas McInerney	100,000	TM	2.1%	9.62	2/21/11	$605,000	$1,533,000
	30,000	TM	0.6%	14.49	5/15/11	$273,300	$692,700
	70,000	USA	12.2%	23.82	12/16/11	$1,048,600	$2,657,200
John Pleasants	200,000	TM	4.2%	9.62	2/21/11	$1,210,000	$3,066,000
	65,000	TM	1.4%	14.49	5/15/11	$592,150	$1,500,850
	100,000	USA	17.4%	23.82	12/16/11	$1,498,000	$3,796,000
Brad Serwin	17,500	TM	0.4%	9.62	2/21/11	$105,875	$268,275
	25,000	USA	4.3%	23.82	12/16/11	$374,500	$949,000

(1)
Options to purchase Ticketmaster's Class B Common Stock are based on options to purchase 4,770,791 shares of Ticketmaster's Class B Common Stock granted under the Company's Stock Plans to the Company's employees, including the Named Officers, during the year ended December 31, 2001.

  Options to purchase USA's common stock are based on options to purchase 575,000 shares of USA's common stock granted under USA's stock plans to Ticketmaster's employees, including the Named Officers, during the year ended December 31, 2001, and does not include options to purchase USA's common stock granted under USA's stock plans to persons other than Ticketmaster's employees. Options to purchase shares of USA stock granted to the Company's employees are awarded by USA in its sole discretion and without input from the Compensation Committee of Ticketmaster's Board of Directors. The Company does not recognize compensation expense in connection with such awards.

(2)
The exercise price per share of each option to purchase Ticketmaster's Class B Common Stock was equal to the fair market value of Ticketmaster's underlying Class B Common Stock on the trading day immediately preceding the date of grant as determined by the Compensation Committee of Ticketmaster's Board of Directors.

  The exercise price per share of each option to purchase USA's common stock was equal to the fair market value of USA's underlying common stock on the trading day immediately preceding the date of grant as determined by the Compensation Committee of USA's Board of Directors.

(3)
Potential gains on options to purchase shares of Ticketmaster's Class B Common Stock are calculated based on the closing price per share of Ticketmaster's Class B Common Stock on the date of grant, net of the respective exercise price but before taxes associated with the exercise. The 5% and 10% assumed annual rates of compounded stock appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Class B Common Stock price. Actual gains, if any, on stock option exercises are dependent on the future market price of shares of Class B Common Stock, the Company's future financial performance and overall market conditions.

  Potential gains on options to purchase shares of USA's common stock are calculated based on the closing price per share of USA's common stock on the date of grant, net of the respective exercise price but before taxes associated with the exercise. The 5% and 10% assumed annual rates of compounded stock appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent Ticketmaster or USA's estimate or projection of the future price of USA's common stock. Actual gains, if any, on stock option exercises are dependent on the future market price of shares of USA's common stock, USA's future financial performance and overall market conditions.

AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

        The following table sets forth the number of shares of Ticketmaster common stock and USA common stock acquired upon the exercise of stock options during the year ended December 31, 2001 and the number of shares of Ticketmaster common stock and USA common stock covered by both exercisable and unexercisable stock options held by the Named Officers at December 31, 2001.

	Type of Shares— Ticketmaster's Class B Common Stock ("TM") or USA's common stock ("USA")				Number of Common Shares Underlying Unexercised Options At December 31, 2001
Value of Unexercised In-The-Money Options At December 31, 2001(1)
Name		Shares Acquired on Exercise	Value Realized
					Exercisable	Unexercisable	Exercisable	Unexercisable
Terry Barnes	TM USA	— 50,000	$	— 835,035	33,250 76,250	349,750 168,750	$63,175 354,534	$1,882,025 174,328
Daniel Goodman	TM USA	— —		— —	20,625 45,000	52,375 20,000	39,188 555,375	294,313 185,125
Daniel Marriott	TM USA	— —		— —	479,981 83,750	354,647 161,250	511,486 56,109	848,117 342,353
Thomas McInerney	TM USA	— —		— —	300,525 3,750	300,525 81,250	14,250 21,309	719,750 307,553
John Pleasants	TM USA	39,178 —		320,562 —	498,502 103,750	498,502 211,250	189,489 64,809	1,580,676 455,753
Brad Serwin	TM USA	— —		— —	86,725 0	86,725 25,000	0 0	118,475 87,250

(1)
With respect to Ticketmaster's stock, calculated using closing price on December 31, 2001 of Ticketmaster's Class B Common Stock of $16.39 per share.

  With respect to USA's stock, calculated using closing price on December 31, 2001 of USA's common stock of $27.31 per share.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
AND CHANGE-IN-CONTROL ARRANGEMENTS

        The Company has entered into a three year employment agreement with Mr. Barnes, at-will employment agreements Messrs. Pleasants and Marriott and a one year employment agreement with Mr. Serwin which has been renewed on a rolling 60-day basis effective January 1, 2002. Pursuant to these employment agreements, in the event that any of Messrs. Barnes', Pleasants' or Serwin's employment is terminated, the terminating employee will maintain the confidentiality of Company information, and not compete with the Company's principal businesses for two years after such termination. In addition, the terminating employee will not solicit the employment of any Company employee, nor hire any Company employee, for one year after such termination. The Company has amended its agreement with Mr. Marriott effective upon his separation from the Company and his becoming an officer of USA. Pursuant to the amendment, in the event Mr. Marriott's employment is terminated, he will maintain the confidentiality of Company information and not compete with the Company's principal businesses nor hire any Company employee for one year after such termination. The Company entered into an agreement with Mr. Goodman in connection with the termination of his employment agreement with the Company pursuant to which Mr. Goodman will act as a paid consultant to the Company through February 28, 2004 (the "Consulting Period"). Mr. Goodman will maintain the confidentiality of Company information and not compete with the Company's principal businesses nor hire any Company employee during the Consulting Period. During the Consulting Period, the Company will pay Mr. Goodman an aggregate amount equal to 12 months of his base salary immediately prior to termination. Mr. Goodman also received certain vesting privileges related to stock options previously granted by USA and the Company to Mr. Goodman during his employment with the Company and Ticketmaster Corporation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Board of Directors has a Compensation Committee, which in fiscal year 2001 was comprised of Messrs. Bryan Lourd and Michael Schrage. Neither of the members of the Compensation Committee is or was in the past an officer or employee of Ticketmaster or any of its subsidiaries. No interlocking relationship exists between the Board of Directors or the Compensation Committee and the board of directors or compensation committee of any other company, nor has such an interlocking relationship existed in the past.

        THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION AND THE PERFORMANCE GRAPH WHICH IMMEDIATELY FOLLOWS DO NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER COMPANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THE REPORT OR THE PERFORMANCE GRAPH BY REFERENCE THEREIN.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION

        The Company's compensation philosophy through 2001 has been to tightly link executive pay to corporate performance and returns to stockholders. A significant portion of executive compensation is tied to sustained appreciation in the Company's market valuation. Thus, a significant portion of an executive's compensation is at risk. The goals of the compensation program are to attract and retain exceptional executive talent, to motivate these executives to achieve the Company's business goals, to link executive and stockholder interests through long-term equity-based plans and to recognize individual contributions as well as overall business results.

        The key elements of the Company's executive compensation are generally base salary, bonus and stock options and, to a lesser extent, restricted stock. The Compensation Committee's policies with respect to each of the elements are discussed below. While the elements of compensation are considered separately, the Compensation Committee also takes into account the complete compensation package provided by the Company to the individual executive and compensation provided by the Company's parent company USA Networks, Inc. to the individual executive officer.

Base Salaries

        Base salaries for executive officers are determined in light of the responsibilities of the position and the experience of the individual, and with consideration for the competitive marketplace for pertinent executive talent. Base salaries are also determined after consideration of the financial performance and, where appropriate, certain non-financial performance measures, of the Company or the respective executive officers business unit within the Company, and the performance of each executive officer.

        The base salaries of the Company's executive officers have tended to the middle of the range of salaries in comparison to base salaries for comparable positions at other companies. This is due to the fact that that the Company's executive compensation program is more heavily weighted towards non-cash compensation such as stock options and restricted stock and non-guaranteed cash bonuses.

        With respect to the base salary of each of Mr. Barnes and Mr. Pleasants in 2001, the Compensation Committee considered the Committee's subjective evaluation of chief executive officers' base salaries at peer companies, the Company's success in meeting its financial goals in 2000, the performance of the Company's Class B Common Stock, the successful combination of the constituent companies which were combined in early 2001 to create Ticketmaster and consideration by the Compensation Committee of the individual performance of each of Mr. Barnes and Mr. Pleasants. The Compensation Committee also considered the longevity of Mr. Barnes' and Mr. Pleasants' service to the Company and its belief that each of them is an excellent representative of the Company to the public by virtue of his stature in the industry.

Stock Options

        The purpose of the Company's stock option plans has been to provide an additional incentive to employees of the Company to work to maximize shareholder value. Generally, stock options vest over four years. This approach is designed to act as a retention device for key employees and to encourage all employees to take into account the long-term interests of the Company and to promote stockholders' interest in sustained stock price performance. The Company has adjusted its stock option philosophy to focus on its employees who are in a good position to directly impact the Company's results. Accordingly, during 2001 the Company granted options to a select group of its employees with the bulk of those options granted to more senior level employees and officers of the Company.

        Stock options may be granted to the Company's directors, executive officers, other employees and consultants under the Company's 1998 Stock Plan and 1999 Stock Plan. For 2001, the guidelines used by the Compensation Committee in making the stock option grants to the executive officers of the Company took into account the duties and responsibilities of the individual, individual performance, years of service to the Company, the number of outstanding options, the size of prior option awards and prior option and restricted stock awards granted by the Company's parent USA Networks, Inc. In the event of poor corporate performance, the Compensation Committee may elect not to award additional options.

        In February 2001, Messrs. Barnes and Pleasants received grants of stock options to purchase 250,000 shares and 200,000 shares of stock, respectively, as part of the Company's annual employee option grant, based on the Committee's subjective evaluation of the factors described above. In addition, in May 2001, Messrs. Barnes and Pleasants were granted stock options to purchase 133,000 shares and 65,000 shares of stock, respectively, in partial substitution for a reduction in their target cash bonuses for 2001.

Executive Bonuses

        The Company's executive officers are eligible for an annual cash bonus. Cash bonuses are determined after consideration of the financial performance of the Company and the management performance of each individual executive officer and in some cases the financial performance of the Company's business unit for which the executive is responsible. The Company typically pays executive bonuses in the first quarter of the year following the year to which such bonuses relate. In the first quarter of 2001, the Company paid bonuses for services provided during 2000 and in the first quarter of 2002, the Company paid bonuses for services provided during 2001.

        Mr. Barnes' bonus for 2000 was largely based on the Company's ticketing unit performance in 2000, upon his role in successfully completing the combination of Ticketmaster Online-Citysearch and Ticketmaster in early 2001 and in connection with his promotion to Co-Chairman of the combined company. Mr. Barnes' bonus for 2000 was awarded by the Company in the first quarter of 2001, shortly after Ticketmaster Group, Inc. ceased being a wholly-owned subsidiary of USA Networks, Inc. as a result of the combination. After consideration of all of the foregoing, the Compensation Committee approved the recommended year 2000 $600,000 bonus for Mr. Barnes. In accordance with the Company's policies prior to the combination in early 2001, Mr. Pleasants was not awarded a cash bonus for 2000. Since the combination, all of the Company's executives have been eligible for discretionary cash bonuses, including Mr. Pleasants.

        In March 2002, after consideration of the Company's financial performance in 2001 and the successful integration of Ticketmaster Online-Citysearch and Ticketmaster throughout 2001, the Company awarded cash bonuses to Messrs. Barnes and Pleasants of $250,000 and $157,000, respectively. In approving these bonuses, the Compensation Committee noted, among other things, Mr. Pleasants' promotion to President and Chief Executive Officer of the combined company.

Policy on Deductibility of Compensation

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility by a company of compensation in excess of $1 million paid to any of its five most highly compensated executive officers. However, performance-based compensation granted under the plans that have been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists solely of "outside directors" (as defined for purposes of Section 162(m)).

        While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Compensation Committee's overall compensation philosophy. The Compensation Committee intends to establish executive officer compensation programs which will maximize the Company's tax deduction if the Compensation Committee determines that such actions are consistent with its philosophy and in the best interests of the Company and its stockholders. However, from time to time the Compensation Committee may award compensation which is not fully deductible if the Compensation Committee determines that such award is consistent with its philosophy and in the best interests of the Company and its stockholders.

Conclusion

        Through the programs described above, a significant portion of the Company's executive compensation has been linked directly to corporate and individual performance and stock price appreciation. The Compensation Committee and the Board of Directors are continuing to evaluate the Company's compensation policies in light of changing market conditions, the continued integration of the former Ticketmaster Group Inc. operations into the Company and other factors, all of which may cause the Company to make additional changes to its compensation policies going forward.

        The foregoing report on executive compensation is provided by the following directors who currently comprise the Compensation Committee of the Board of Directors:

  Bryan Lourd
  Michael Schrage

PERFORMANCE GRAPH

        Shown below is information comparing the cumulative total return to stockholders of the Company's Class B Common Stock (which trades under the ticker symbol "TMCS"), the Nasdaq Stock Market (U.S.) Index and the J.P. Morgan H&Q Internet 100 Index from November 30, 1998 to December 31, 2001. The information assumes that the value of the investment in the Company's Class B Common Stock, and each index, was $100 on November 30, 1998, and that all dividends were reinvested.

	11/30/98	12/31/98	3/31/99	6/30/99	9/30/99	12/31/99	3/31/00
TMCS	100.00	400.00	240.18	216.07	172.77	274.56	179.02
Nasdaq	100.00	110.27	123.67	135.28	138.65	204.94	230.03
J.P. Morgan H&Q Internet 100	100.00	122.04	206.47	212.65	218.59	423.14	441.97

	6/30/00	9/30/00	12/31/00	3/31/01	6/30/01	9/30/01	12/31/01
TMCS	113.84	120.99	59.82	64.74	105.71	73.93	117.07
Nasdaq	200.00	184.05	123.33	92.00	108.44	75.23	97.80
J.P. Morgan H&Q Internet 100	327.88	315.42	162.81	100.66	126.79	73.65	104.76

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles.

        In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee has also considered whether the independent auditors provision of information technology services and other non-audit services to the Company is compatible with the auditor's independence.

        Following the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

        Submitted by the Audit Committee,

  Alan Spoon
  Bryan Lourd
  Michael Schrage

        The above report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this information by reference, and shall not be deemed filed under such Acts.

        Each of the members of the Audit Committee are independent directors as such term is defined under the rules of the National Association of Securities Dealers applicable to companies whose securities are listed for trading on The Nasdaq National Market.

FEES PAID TO OUR INDEPENDENT AUDITORS

Audit Fees

        The aggregate fees billed for professional services rendered by Ernst & Young, LLP, our independent auditors, in connection with the audit and review of our 2001 financial statements (including quarterly reviews) was $241,100.

Audit-Related Fees

        The aggregate fees billed for professional services rendered during 2001 by Ernst & Young LLP in connection with audit-related services was $418,200, including fees for due diligence, review of registration statements, accounting consultations and statutory audits.

All Other Fees

        The aggregate of all other fees billed for professional services rendered during 2001 by Ernst & Young LLP was $173,500, including fees for tax services.

        There were no fees incurred by Ernst & Young LLP during 2001 for professional services rendered in connection with financial information services design and implementation.

        The Audit Committee has considered whether the non-audit services rendered by our independent auditors with respect to the foregoing fees are compatible with maintaining their independence.

CERTAIN TRANSACTIONS

TRANSACTIONS WITH AFFILIATES

USA and Related Entities

        Both within and outside the ordinary course of business, the Company and its affiliates, other than USA and its controlled affiliates, on the one hand, and USA and its affiliates, other than Ticketmaster and its controlled affiliates, on the other hand, engage in various transactions. The Company expects that these transactions do and will result in terms to the Company that are at least as favorable as those that could be obtained from a third party, where applicable. USA holds approximately 92% of the voting power of our outstanding common stock. Messrs. Barton, Diller, Kaufman, Khosrowshahi and Miller are directors and/or officers of USA or one of its subsidiaries other than the Company.

        The Combination.    In 2000, Ticketmaster Online-Citysearch, Inc., the predecessor to the Company ("TMCS"), entered into a contribution agreement with USA that provided for the acquisition by TMCS of the businesses of Ticketmaster Group, Inc. ("Ticketmaster Group") and its subsidiaries from USA in exchange for 52,000,000 new shares of TMCS's Class B Common Stock (the "Combination"). Upon the closing of the Combination, TMCS changed its name to "Ticketmaster." The Combination was effected in the two steps described below, both of which occurred at the closing on January 31, 2001:

  •
  In the first step, Ticketmaster Corporation ("TM Corp") contributed to TMCS all of the equity interests of its subsidiaries (except for shares of TMCS common stock that it holds), and its assets that were freely assignable. The shares of TMCS common stock that were held by TM Corp prior to the closing were not contributed to TMCS or canceled and are still held by TM Corp. In exchange for the contributions by TM Corp, TMCS issued to TM Corp a number of shares of Class B common stock equal to the fair market value of the equity interests and assets contributed by TM Corp to TMCS.

  •
  In the second step, USA, which was the sole stockholder of Ticketmaster Group, which was in turn the sole stockholder of TM Corp, contributed to TMCS all of the outstanding capital stock of Ticketmaster Group. In exchange for the capital stock of Ticketmaster Group, TMCS issued to USA 52,000,000 new shares of Class B common stock. In addition, TMCS issued to USA a number of shares of Class A and Class B common stock equal to the number of such shares indirectly held by USA through TM Corp prior to the Combination.

        As a result of the Combination, Ticketmaster Group and the former subsidiaries of TM Corp whose equity interests were contributed to TMCS became direct subsidiaries of the Company and TM Corp became an indirect subsidiary of the Company.

        As a result of the Combination, USA now owns an additional 52,000,000 shares of the Company's Class B Common Stock. The other shares issued to USA in connection with the Combination only replaced shares that were indirectly owned by USA prior to the Combination and that the Company now owns as a result of the Combination. Accordingly, these shares do not increase USA's percentage ownership of the Company's capital stock.

        License Agreement.    In January 2001, TMCS paid approximately $6.9 million in license fees to TM Corp pursuant to the license agreement under which the Company sold tickets available through TM Corp on the Company's ticketmaster.com web site prior to the Combination. The license agreement was terminated upon the closing of the Combination on January 31, 2001. Messrs. Barnes and Diller, the Company's Co-Chairmen, and two of its other directors, were directors and/or executive officers of TM Corp during January 2001.

        Promotional Arrangements.    The Company has arrangements with USA relating to promotions. Pursuant to such arrangements, during 2001, the Company received a total of $21.3 million from USA in the form of advertising on its wholly-owned television properties, Sci-Fi Channel and USA Network, for which no consideration was paid. Of the $21.3 million, $9.7 million was provided to satisfy an obligation of the Company to a third party business partner and $11.6 million was provided to the Company and recorded as sales and marketing expense. The advertising provided by USA was reflected as a reduction of the $16.0 million receivable of promotional services due from the sale of TMC Realty and as an equity contribution of $5.3 million. During the years ended December 31, 2000 and 1999, the Company received additional equity investments of $7.3 million and $0.2 million, respectively, from USA in the form of advertising on its wholly-owned television properties, Sci-Fi Channel and USA Network, for which no consideration was paid.

        Line of Credit.    In connection with the Combination, the Company entered into a revolving credit facility with USA that provided the Company with $25 million in available credit at USA's borrowing rate through May 1, 2001 (the "Revolver"), subject to certain terms and conditions. All amounts borrowed under the Revolver were payable upon demand. During 2001, the Company borrowed and repaid USA $24 million under the terms of the Revolver. The Company also had outstanding an additional $0.1 million of letters of credit with third parties which were guaranteed by USA.

        TMC Realty.    In the contribution agreement pursuant to which the Combination was effected, the Company granted USA an option to acquire all of the Company's interest in TMC Realty LLC (formerly TMC Realty Co.), an entity whose primary asset is an office building located in Hollywood, California, which is used as the Los Angeles office of USA and its affiliates. USA exercised the option in 2001 and the Company completed the transfer of its interest in TMC Realty to USA in February 2001. As consideration for the Company's interest in TMC Realty, USA assumed all liabilities of TMC Realty outstanding prior to the closing of the Combination and agreed to provide to the Company promotional services equal in value to $28.8 million minus the value of all TMC Realty liabilities assumed by USA.

        Hotel Reservations Network.    The Company provides web site development and hosting services and distribution services to Hotel Reservations Network, Inc. ("HRN"), an online discount hotel reservation company which is majority owned by USA. The Company also earns fees as an affiliate under HRN's affiliate program. During 2001, the Company received $0.4 million from HRN for these services.

        Amendment of Dan Marriott Employment Agreement.    In connection with Mr. Marriott's separation from the Company and his becoming an officer of USA, the Company and Mr. Marriott amended his employment agreement to provide that stock options and restricted stock granted by the Company to Mr. Marriott will continue to vest until fully vested and, in the case of his stock options, continue to be exercisable until 90 days after his separation from USA. Mr. Marriott's obligations to not compete with the Company's businesses and to maintain the confidentiality of the Company's information were extended to one year after his separation from USA. In connection with this amendment, the Company recognized a one-time non-cash compensation expense of $541,325 in the first quarter of 2002 which was incremental to the compensation expense it would have recognized had Mr. Marriott left the Company and not joined USA.

Microsoft Corporation and Related Entities

        The Company and its affiliates have entered into various agreements with Microsoft Corporation and its affiliates relating to (i) the provision of city guide content to the Microsoft Network ("MSN"), (ii) advertising for various Microsoft products and services on the Company's web sites, (iii) the provision of ticketing and other transactional content and functionality to MSN, (iv) the provision of online personals content and functionality to MSN in both the United States and the United Kingdom, and (v) the adoption by the Company and its affiliates of certain Microsoft technology and functionality. The Company believes that these transactions result in terms to the Company that are at least as favorable as those that could be obtained from a third party. Microsoft holds approximately 11.1% of our outstanding Class B Common Stock and approximately 1.5% of the voting power of our outstanding common stock, in each case assuming exercise of the warrants to purchase the Company's Class B Common Stock held by Microsoft. During 2001, an aggregate of $2.4 million was payable by the Company to Microsoft and its affiliates under these arrangements and the Company earned an aggregate of $6.6 million from Microsoft and its affiliates.

COMPANY PROPOSALS

        The following proposals will be submitted for stockholder consideration and voting at the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

        The Board of Directors of the Company has nominated and recommends for election as directors the following eleven persons to serve for the ensuing year until the next Annual Meeting of Stockholders and thereafter until their respective successors are elected and have been qualified:

  Terry Barnes
  Richard Barton
  Robert Davis
  Barry Diller
  Victor Kaufman
  Dara Khosrowshahi
  Bryan Lourd
  Jon Miller
  John Pleasants
  Michael Schrage
  Alan Spoon

        All of the nominees are presently directors of the Company. The enclosed Proxy will be voted in favor of the persons nominated unless otherwise indicated. If any of the nominees should be unable to serve or should decline to do so, the discretionary authority in the Proxy will be exercised to vote for a substitute or substitutes to be designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required. In the event that a nominee for director is proposed at the Annual Meeting, the enclosed Proxy may be voted in favor of or against such nominee or any other nominee proposed by the Board of Directors unless otherwise indicated. Shares may not be voted cumulatively for election of directors. Directors are elected by a plurality of the votes cast at the Annual Meeting either in person or by proxy.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES.

PROPOSAL 2

APPOINTMENT OF INDEPENDENT AUDITORS

        The Board of Directors of the Company, on the recommendation of its Audit Committee (consisting of directors who are neither officers nor employees of the Company), has appointed Ernst & Young LLP as independent auditors for the Company and its subsidiaries for 2002. As a matter of corporate practice, the Company is submitting the appointment of Ernst & Young LLP to shareholders for ratification. If shareholders fail to ratify the appointment, the Audit Committee will review its selection for subsequent years.

        Ernst & Young LLP has served as independent auditors for Ticketmaster since 1998 when the Company was formed by the merger of Ticketmaster Multimedia Holdings, Inc. and Citysearch, Inc. One or more members of the firm will attend the 2002 Annual Meeting. Ernst & Young LLP has indicated that it does not presently intend to make a statement at the 2002 Annual Meeting, but a member of the firm will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

STOCKHOLDER PROPOSALS

        No proposals have been submitted by stockholders for consideration at the Annual Meeting. Any proposal relating to a proper subject which an eligible stockholder of the Company may intend to present for action at the 2003 Annual Meeting of Stockholders of the Company must be received by the Secretary of the Company in writing at the address of the Company not later than the close of business on March 24, 2003, and not earlier than the close of business on February 21, 2003, to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. The Company anticipates that next year's annual meeting will take place on May 22, 2003.

OTHER MATTERS

        The Company does not know of any business other than that described herein which will be presented for consideration or action by the stockholders at the Annual Meeting. If, however, any other business shall properly come before the Annual Meeting, shares represented by Proxies will be voted in accordance with the best judgment of the persons named therein or their substitutes.

ANNUAL REPORT TO STOCKHOLDERS

        The Annual Report of the Company for the 2001 fiscal year is being mailed to stockholders together with this Proxy Statement.

        THE COMPANY WILL SEND TO STOCKHOLDERS UPON WRITTEN REQUEST, WITHOUT CHARGE, A COPY OF THE ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 2001 WHICH THE COMPANY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE REQUEST MUST BE DIRECTED TO THE ATTENTION OF THE SECRETARY, AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                      By Order of the Board of Directors,

                      Bradley K. Serwin
                      Secretary

Los Angeles, California
April 25, 2002

-    DETACH PROXY CARD HERE    -

ANNUAL MEETING OF STOCKHOLDERS
TICKETMASTER
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Thomas J. McInerney and Bradley K. Serwin, and each or any of them with the power to appoint his substitute, as Proxies, with the powers the undersigned would possess if personally present, to vote, as designated below, all Class A Common Stock of the undersigned in Ticketmaster (the "Company") at the Annual Meeting of Stockholders on May 22, 2002, or any adjournments thereof. If you do not indicate how you wish to vote, the Proxies will vote for all nominees to the Board of Directors, for the ratification of the appointment of Ernst & Young LLP to serve as the Company's independent auditors for the year ending December 31, 2002, and as they may determine, in their discretion, with regard to any other matter properly presented at the meeting.

(Continued, and to be marked, dated and signed, on the other side)

TICKETMASTER

-    DETACH PROXY CARD HERE    -

1.	ELECTION OF DIRECTORS	☐ FOR all nominees listed below (except as marked to the contrary, if any, below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees: 01 Terry Barnes, 02 Richard Barton, 03 Robert Davis, 04 Barry Diller, 05 Victor Kaufman, 06 Dara Khosrowshahi, 07 Bryan Lourd, 08 Jon Miller, 09 John Pleasants, 10 Michael Schrage, 11 Alan Spoon
(To withhold authority to vote for an individual write that nominee's name on space provided below.)

2.	THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP TO SERVE AS INDEPENDENT AUDITORS FOR THE COMPANY AND ITS SUBSIDIARIES FOR THE YEAR ENDING DECEMBER 31, 2002
☐ FOR ☐ AGAINST ☐ ABSTAIN
3.	SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE SAID MEETING AND ANY POSTPONEMENT OR ADJOURMENT THEREOF

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT AND 2001 ANNUAL REPORT OF TICKETMASTER.
Date , 2002
(signature)
(signature, if jointly held)

Please sign exactly as name appears at left. If stock is jointly held each owner should sign. Executors, Administrators, Trustees, Guardians and Corporate Officers should indicate their fiduciary capacity of full title when signing.

Please sign exactly as your name or names appears herein. A proxy executed by a corporation should be signed in the name(s) of its authorized officer(s). Executors, administrators and trustees should so indicate when signing.

Please Detach Here
-    You Must Detach This Portion of the Proxy Card    -
Before Returning it in the Enclosed Envelope

-    DETACH PROXY CARD HERE    -

ANNUAL MEETING OF STOCKHOLDERS
TICKETMASTER
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Thomas J. McInerney and Bradley K. Serwin, and each or any of them with the power to appoint his substitute, as Proxies, with the powers the undersigned would possess if personally present, to vote, as designated below, all Class B Common Stock of the undersigned in Ticketmaster (the "Company") at the Annual Meeting of Stockholders on May 22, 2002, or any adjournments thereof. If you do not indicate how you wish to vote, the Proxies will vote for all nominees to the Board of Directors, for the ratification of the appointment of Ernst & Young LLP to serve as the Company's independent auditors for the year ending December 31, 2002, and as they may determine, in their discretion, with regard to any other matter properly presented at the meeting.

(Continued, and to be marked, dated and signed, on the other side)

TICKETMASTER

-    DETACH PROXY CARD HERE    -

1.	ELECTION OF DIRECTORS	/ / FOR all nominees listed below (except as marked to the contrary, if any, below)	/ / WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees: 01 Terry Barnes, 02 Richard Barton, 03 Robert Davis, 04 Barry Diller, 05 Victor Kaufman, 06 Dara Khosrowshahi, 07 Bryan Lourd, 08 Jon Miller, 09 John Pleasants, 10 Michael Schrage, 11 Alan Spoon
(To withhold authority to vote for an individual write that nominee's name on space provided below.)

2.	THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP TO SERVE AS INDEPENDENT AUDITORS FOR THE COMPANY AND ITS SUBSIDIARIES FOR THE YEAR ENDING DECEMBER 31, 2002
/ / FOR / / AGAINST / / ABSTAIN
3.	SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE SAID MEETING AND ANY POSTPONEMENT OR ADJOURMENT THEREOF

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT AND 2001 ANNUAL REPORT OF TICKETMASTER.
Date , 2002
(signature)
(signature, if jointly held)

Please sign exactly as name appears at left. If stock is jointly held each owner should sign. Executors, Administrators, Trustees, Guardians and Corporate Officers should indicate their fiduciary capacity of full title when signing.

Please sign exactly as your name or names appears herein. A proxy executed by a corporation should be signed in the name(s) of its authorized officer(s). Executors, administrators and trustees should so indicate when signing.

Please Detach Here
-    You Must Detach This Portion of the Proxy Card    -
Before Returning it in the Enclosed Envelope

QuickLinks

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS
TICKETMASTER CLASS B COMMON STOCK
TICKETMASTER CLASS A COMMON STOCK
USA COMMON STOCK
USA CLASS B COMMON STOCK
DIRECTORS
MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE
OPTION GRANTS
AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
REPORT OF THE AUDIT COMMITTEE
FEES PAID TO OUR INDEPENDENT AUDITORS
CERTAIN TRANSACTIONS
COMPANY PROPOSALS
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 APPOINTMENT OF INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS
OTHER MATTERS
ANNUAL REPORT TO STOCKHOLDERS